UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2023

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Redeemable warrants, each five whole warrants exercisable for one share of Class A common stock at an exercise price of $57.50 per share	GROV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 8, 2023, Grove Collaborative Holdings, Inc. (the “Company”) received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the NYSE had halted trading in the Company’s warrants, each five whole warrants exercisable for one share of the Company’s Class A common stock at an exercise price per share of $57.50, ticker symbol GROV.WS (the “Warrants”), on the NYSE due to the low trading price of the Warrants.

On June 9, 2023, the NYSE provided written notice to the Company and publicly announced that NYSE Regulation has determined to commence proceedings to delist the Warrants and that the Warrants are no longer suitable for listing based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. To effect the delisting, the NYSE will apply to the Securities and Exchange Commission to delist the Warrants pending completion of applicable procedures. The Company will not appeal the NYSE’s determination. As of June 12, 2023, the Warrants that previously traded on the NYSE under the symbol GROV.WS may be quoted and traded in the over-the-counter market.

Trading in the Company’s Class A common stock, ticker symbol GROV, will continue on the NYSE and is unaffected by this action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Nathan Francis
Name:	Nathan Francis
Title:	General Counsel and Corporate Secretary
Date: June 9, 2023